SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 26, 2006

AMERICAN MORTGAGE ACCEPTANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

0-23972	13-6972380
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

American Mortgage Acceptance Company, a Massachusetts real estate investment trust (the “Company”) and CharterMac AMI Associates, Inc., a Delaware corporation and the advisor of the Company (the “Advisor”), originally entered into an Advisory Services Agreement dated as of March 29, 1993, as amended and restated effective April 6, 1999, as amended on November 29, 2001, February 8, 2002, November 12, 2003 and June 9, 2004, respectively, and as further amended and restated pursuant to a Second Amended and Restated Advisory Services Agreement dated as of March 28, 2006, (as so amended and amended and restated, the “Agreement”) pursuant to which the Advisor is entitled to receive an annual incentive management fee (the “Annual Incentive Fee”).

In connection with the acquisition of loans intended to be held on balance sheet, AMAC enters into fair value hedges which could produce significant non-cash gains or losses that are recorded in AMAC’s Adjusted Funds From Operations (“AFFO”). Currently, under the terms of the Agreement, the Annual Incentive Fee is based on a calculation of the AFFO which is not adjusted to exclude the impact of gains or losses associated with changes in the value of fair value hedges. On July 26, 2006, the Company’s board of trustees, including a majority of its independent trustees, approved, and the Company and the Advisor signed, the Amendment to the Agreement, as filed with this Form 8-K as Exhibit 99.1, in order to exclude non-cash gains or losses due to the recording of fair value hedges in order to more accurately reflect the true intent of the Annual Incentive Fee arrangement.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
a.	Financial Statements
Not Applicable
b.	Pro Forma Financial Information
Not Applicable
c.	Exhibits

99.1 Amendment to the Second Amendment to Amended and Restated Advisory Services Agreement, dated as of July 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Mortgage Acceptance Company

BY:	/s/ Alan P. Hirmes
Alan P. Hirmes
Chief Financial Officer

July 31, 2006